Exhibit 23.2

KPMG LLP
Chartered Accountants	Telephone	(416) 777-8500
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Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Gammon Gold Inc.

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-4 of:

•

our report dated March 29, 2010, except as to note 2, which is as of May 13, 2010, on the consolidated balance sheets of Gammon Gold Inc. (the “Company”) as at December 31, 2009 and 2008, and the consolidated statements of operations and comprehensive income, cash flows and shareholders’ equity for each of the years in the two year period ended December 31, 2009

•

our report of Independent Registered Public Accounting Firm dated March 29, 2010, except as to paragraphs 3 through 4 of the accompanying restated Management’s Report on Internal Control over Financial Reporting, which are as of May 13, 2010, on the Company’s internal control over financial reporting as of December 31, 2009

•	our auditors’ report on reconciliation to United States GAAP dated March 29, 2010, except as to note 2 to the consolidated financial statements, which is as of May 13, 2010

•	Comments by auditors for US readers on Canada – US Reporting Differences dated March 29, 2010, except as to note 2 to the consolidated financial statements, which is as of May 13, 2010 each of which is incorporated by reference in this Registration Statement and to the reference to us under the caption “Independent Auditors” in this Registration Statement.

Our report dated March 29, 2010, except as to paragraphs 3 through 4 of Management’s Report on Internal Control over Financial Reporting in Form 40-F/A, which are as of May 13, 2010, on the effectiveness of internal control over financial reporting as of December 31, 2009, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2009 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company did not maintain effective controls over the foreign currency translation of future income taxes arising on the acquisition of an entity in a foreign jurisdiction.

As discussed in Note 2 to the consolidated financial statements, the December 31, 2009 consolidated financial statements were restated on May 13, 2010.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

January 13, 2011

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